================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported) November 28, 2000

                        -------------------------------

                           HOST MARRIOTT CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                   Maryland
                (State or Other Jurisdiction of Incorporation)

       001-14625                                        53-0085950
(Commission File Number)                (I.R.S. Employer Identification Number)

                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principal Executive Offices) (Zip Code)

                        -------------------------------

      Registrant's Telephone Number, Including Area Code (310) 380-9000
        (Former Name or Former Address, if changed since last report.)

================================================================================

                                   Form 8-K

ITEM 2. ACQUISITIONS OR DISPOSITIONS OF ASSETS

Host Marriott Corporation ("Host REIT"), through its operating partnership Host Marriott, L.P. ("Host LP"), has agreed to purchase certain subsidiaries of Crestline Capital Corporation ("Crestline") that hold the leasehold interests with respect to 117 hotel properties owned by Host LP. Host LP will purchase these entities, whose primary assets are the leasehold interests, for approximately $205 million. Host LP also agreed to execute a standard management agreement with Crestline allowing them to operate the Plaza San Antonio hotel.

Under the REIT Modernization Act, which was passed in December 1999 and will be effective beginning January 1, 2001, Host LP will be able to lease its hotels to a wholly-owned subsidiary through a taxable corporation which will elect to be treated as a taxable REIT subsidiary ("TRS"). Under the terms of the transaction, Host LP, through a subsidiary, will purchase the leases from Crestline on January 1, 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial statements of businesses acquired (see pg. 3)

    (b) Pro forma financial information. (see pg. 54)

    (c) Exhibits

        99-Company press release


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                        HOST MARRIOTT CORPORATION

                                        By: /s/ Donald D. Olinger
                                            ---------------------------------
                                            Donald D. Olinger
                                            Senior Vice President and
                                            Corporate Controller

Date: November 28, 2000

     The businesses to be acquired by Host LP are the subsidiaries of Crestline whose primary assets are the leasehold interests with respect to 117 hotel properties owned by Host LP. In conjunction with these leases, Crestline and certain of its subsidiaries entered into limited guarantees of the lease obligations of each lessee. The 117 full-service hotel leases are grouped into four lease pools, with Crestline's guarantee limited to the greater of 10% of the aggregate rent payable for the preceding year or 10% of the aggregate rent payable under all leases in the respective pool. Additionally, the lessee's obligation under each lease agreement is guaranteed by all other lessees in the respective lease pool. As a result, Host LP believes that the operating results of each full-service lease pool may be material to its financial statements. Further information regarding these leases and Crestline's limited guarantees may be found in Host LP's annual report on Form 10-K for the fiscal year ended December 31, 1999.

     The following audited financial statements present separately the balance sheets of the four lease pools in which the 117 hotels are organized, and the related statements of operations, statements of shareholder's equity, and statements of cash flows for the fiscal year ended December 31, 1999.

                      CCHP I CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999

              With Independent Public Accountants' Report Thereon

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP I Corporation:

  We have audited the accompanying consolidated balance sheet of CCHP I Corporation and its subsidiaries (a Maryland corporation) as of December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal year ended December 31, 1999. These consolidated financial statements are the responsibility of CCHP I Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP I Corporation and its subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 24, 2000

                      CCHP I CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1999

                       (in thousands, except share data)

                                ASSETS
Current assets
  Cash and cash equivalents............................................ $ 9,467
  Due from hotel managers..............................................   3,890
                                                                        -------
                                                                         13,357
Hotel working capital..................................................  26,011
                                                                        -------
                                                                        $39,368
                                                                        =======

                 LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Lease payable to Host Marriott....................................... $ 5,792
  Other................................................................   3,334
                                                                        -------
                                                                          9,126
Hotel working capital notes payable to Host Marriott...................  26,011
Deferred income taxes..................................................   1,027
                                                                        -------
    Total liabilities..................................................  36,164
                                                                        -------
Shareholder's equity
  Common stock (100 shares issued at $1.00 par value)..................     --
  Retained earnings....................................................   3,204
                                                                        -------
    Total shareholder's equity.........................................   3,204
                                                                        =======
                                                                        $39,368
                                                                        =======


                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

REVENUES
  Rooms............................................................... $585,381
  Food and beverage...................................................  277,684
  Other...............................................................   65,069
                                                                       --------
    Total revenues....................................................  928,134
                                                                       --------

OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms...............................................................  141,898
  Food and beverage...................................................  211,964
  Other...............................................................  241,996
Other operating costs and expenses
  Lease expense to Host Marriott......................................  276,058
  Management fees.....................................................   40,659
                                                                       --------
    Total operating costs and expenses................................  912,575
                                                                       --------

OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST...............   15,559
Corporate expenses....................................................   (1,367)
Interest expense......................................................   (1,585)
                                                                       --------
INCOME BEFORE INCOME TAXES............................................   12,607
Provision for income taxes............................................   (5,169)
                                                                       --------
NET INCOME............................................................ $  7,438
                                                                       ========


                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY

                      Fiscal Year Ended December 31, 1999

                                 (in thousands)

                                                         Common Retained
                                                         Stock  Earnings Total
                                                         ------ -------- ------
Balance, January 1, 1999................................  $--    $  --   $  --
  Dividend to Crestline Capital.........................   --    (4,234) (4,234)
  Net income............................................   --     7,438   7,438
                                                          ----   ------  ------
Balance, December 31, 1999..............................  $--    $3,204  $3,204
                                                          ====   ======  ======




                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

OPERATING ACTIVITIES
Net income............................................................. $ 7,438
Change in amounts due from hotel managers..............................    (678)
Change in lease payable to Host Marriott...............................   5,792
Changes in other operating accounts....................................   1,149
                                                                        -------
  Cash from operations.................................................  13,701
INVESTING ACTIVITIES...................................................     --
                                                                        -------
FINANCING ACTIVITIES
Dividend to Crestline Capital..........................................  (4,234)
                                                                        -------
Increase in cash and cash equivalents..................................   9,467
Cash and cash equivalents, beginning of year...........................     --
                                                                        -------
Cash and cash equivalents, end of year................................. $ 9,467
                                                                        =======



                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

  CCHP I Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

  On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 35 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. During 1999, Host Marriott sold three of the hotels and terminated the leases on those hotels. As of December 31, 1999, the Company leased 32 full-service hotels from Host Marriott.

  The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

  The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Revenues

  The Company records the gross property-level revenues generated by the hotels as revenues.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      CCHP I CORPORATION AND SUBSIDIARIES

Note 2. Leases

 Hotel Leases

  The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 35 full-service hotels. Each hotel lease has an initial term generally ranging from three to seven years. The hotel leases generally have four seven-year renewal options at the option of the Company, however, Host Marriott may terminate any unexercised renewal options. The Tenant Subsidiaries are required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures. The rent during any renewal periods will be negotiated at fair market value at the time the renewal option is exercised.

  The Tenant Subsidiaries are responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries are responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott is responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

  In the event that Host Marriott disposes of a hotel free and clear of the hotel lease, Host Marriott would generally have to pay a termination fee equal to the fair market value of the Company's leasehold interest in the remaining term of the hotel lease using a discount rate of 12%. Alternatively, Host Marriott would be entitled to (i) substitute a comparable hotel for any hotel that is sold, with the terms agreed to by the Company, or (ii) sell the hotel subject to the hotel lease, subject to the Company's approval under certain circumstances, without having to pay a termination fee. In addition, Host Marriott also has the right to terminate up to twelve of Crestline's leases without having to pay a termination fee. During 1999, Host Marriott exercised its right to terminate three hotel leases of the Company and Crestline without having to pay a termination fee. Conversely, Crestline may terminate up to twelve full-service hotel leases without penalty upon 180 days notice to Host Marriott. During 1999, Crestline exercised its right to terminate two of the Company's hotel leases as well as three additional Crestline hotel leases. These hotel leases will terminate in 2000, 180 days after each respective notification date.

  As a result of the recent tax legislation discussed below, Host Marriott may purchase all, but not less than all, of its hotel leases with Crestline, beginning January 2, 2001, with the purchase price calculated as discussed above. The payment of the termination fee will be payable in cash or, subject to certain conditions, shares of Host Marriott common stock at the election of Host Marriott.

  For those hotels where Marriott International is the manager, it has a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

  Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the "FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally range from two to three years and rent under the

                      CCHP I CORPORATION AND SUBSIDIARIES

FF&E Leases is a fixed amount. The Company will have the option at the expiration of the FF&E Lease term to either (i) renew the FF&E Leases for consecutive one-year renewal terms at fair market rental rate, or (ii) purchase the Excess FF&E for a price equal to its fair market value. If the Company does not exercise its purchase or renewal option, the Company is required to pay a termination fee equal to approximately one month's rent.

 Guaranty and Pooling Agreement

  In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provides a full guarantee and Crestline provides a limited guarantee of all of the hotel lease obligations.

  The cumulative limit of Crestline's guarantee obligation is the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement is reduced to zero, the Company can terminate the agreement and Host Marriott can terminate the Company's hotel leases without penalty.

  All of the Company's leases are cross-defaulted and the Company's obligations under the guaranty are secured by all the funds received from its Tenant Subsidiaries.

 Recent Tax Legislation

  On December 17, 1999 President Clinton signed the Work Incentives Improvement Act of 1999. Included in this legislation are provisions that, effective January 1, 2001, will allow a REIT to lease hotels to a "taxable REIT subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. A taxable REIT subsidiary is a corporation that is owned more than 35 percent by a REIT. This law will enable Host Marriott, beginning in 2001 to lease its hotels to a taxable REIT subsidiary. Host Marriott may, at its discretion, elect to terminate the Company's leases, beginning in 2001, and pay termination fees determined according to formulas specified in the leases. If Host Marriott elects to terminate the full-service hotel leases, it would have to terminate all of Crestline's full-service hotel leases.

  Future minimum annual rental commitments for all non-cancelable leases as of December 31, 1999 are as follows (in thousands):

   2000............................................................... $161,094
   2001...............................................................  158,406
   2002...............................................................  156,630
   2003...............................................................  156,630
   2004...............................................................  141,614
   Thereafter.........................................................  141,614
                                                                       --------
     Total minimum lease payments..................................... $915,988
                                                                       ========
   Lease expense for 1999 consisted of the following (in thousands):
   Base rent.......................................................... $167,996
   Percentage rent....................................................  108,062
                                                                       --------
                                                                       $276,058
                                                                       ========

                      CCHP I CORPORATION AND SUBSIDIARIES

Note 3. Working Capital Notes

  Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $26,832,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. Upon termination of the hotel lease, the Company will sell Host Marriott the existing working capital at its current value. To the extent the working capital delivered to Host Marriott is less than the value of the note, the Company will pay Host Marriott the difference in cash. However, to the extent the working capital delivered to Host Marriott exceeds the value of the note, Host Marriott will pay the Company the difference in cash. As of December 31, 1999, the outstanding balance of the working capital notes was $26,011,000.

  Debt maturities at December 31, 1999 are as follows (in thousands):

   2000................................................................. $   135
   2001.................................................................   1,205
   2002.................................................................     --
   2003.................................................................   3,005
   2004.................................................................     --
   Thereafter...........................................................  21,666
                                                                         -------
                                                                         $26,011
                                                                         =======

  Cash paid for interest expense in 1999 totaled $1,463,000.

Note 4. Management Agreements

  All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies.

 Assignment of Management Agreements

  The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. The Tenant Subsidiaries are obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retains responsibility.

 Marriott International Management Agreements

  Marriott International manages 28 of the 32 hotels under long-term management agreements assigned to the Tenant Subsidiaries, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

                      CCHP I CORPORATION AND SUBSIDIARIES

  Pursuant to the terms of the management agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

 Other Hotel Management Agreements

  The Company's remaining four hotels are managed by other hotel management companies. One of the hotels is managed by Swissotel Management (USA) LLC, one is managed by Four Seasons Hotel Limited, and the remaining two hotels are managed by other independent hotel management companies under the "Marriott" brand pursuant to franchise agreements. The managers of the hotels provide similar services as Marriott International under its management agreements and receive base management fees, generally calculated as a percentage of revenues, and in most cases, incentive management fees, which are generally calculated as a percentage of operating profits.

  The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied, with the consent of Host Marriott under certain conditions. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

 Franchise Agreements

  Two of the Company's hotels are managed under franchise agreements between Host Marriott and Marriott International for terms ranging from 15 to 30 years. In connection with the assignment of the corresponding management agreement, the Tenant Subsidiaries assumed the franchise agreements for these hotels and will be the franchisee for the term of the corresponding hotel lease. Pursuant to the franchise agreements, the Tenant Subsidiaries generally pay a franchise fee based on a percentage of room revenues and food and beverage revenues as well as certain other fees for advertising and reservations. Franchise fees for room revenues vary from four to six percent, while fees for food and beverage revenues vary from two to three percent of revenues.

Note 5. Income Taxes

  The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal and state tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

                      CCHP I CORPORATION AND SUBSIDIARIES

  The provision for income taxes for 1999 consists of the following (in thousands):

   Current--Federal...................................................... $3,536
       --State...........................................................    606
                                                                          ------
                                                                           4,142
                                                                          ------
   Deferred--Federal.....................................................    877
       --State...........................................................    150
                                                                          ------
                                                                           1,027
                                                                          ------
                                                                          $5,169
                                                                          ======

  A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate for 1999 follows:

   Statutory federal tax rate............................................. 35.0%
   State income taxes, net of federal tax benefit.........................  6.0
                                                                           ----
                                                                           41.0%
                                                                           ====

  As of December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary difference that gives rise to the Company's deferred tax liability is attributable to the hotel working capital.

                      CCHP II CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999

              With Independent Public Accountants' Report Thereon

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP II Corporation:

  We have audited the accompanying consolidated balance sheet of CCHP II Corporation and its subsidiaries (a Maryland corporation) as of December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal year ended December 31, 1999. These consolidated financial statements are the responsibility of CCHP II Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP II Corporation and its subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 24, 2000

                      CCHP II CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            As of December 31, 1999
                       (in thousands, except share data)

                                ASSETS
Current assets
  Cash and cash equivalents............................................ $ 8,856
  Due from hotel managers..............................................  10,280
                                                                        -------
                                                                         19,136
Hotel working capital..................................................  18,090
                                                                        -------
                                                                        $37,226
                                                                        =======

                 LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Lease payable to Host Marriott....................................... $16,197
  Other................................................................   1,246
                                                                        -------
                                                                         17,443
Hotel working capital notes payable to Host Marriott...................  18,090
Deferred income taxes..................................................     996
                                                                        -------
    Total liabilities..................................................  36,529
Shareholder's equity
Common stock (100 shares issued at $1.00 par value)....................     --
Retained earnings......................................................     697
                                                                        -------
    Total shareholder's equity.........................................     697
                                                                        -------
                                                                        $37,226
                                                                        =======


                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

REVENUES
  Rooms.............................................................. $ 646,624
  Food and beverage..................................................   306,320
  Other..............................................................    64,876
                                                                      ---------
    Total revenues................................................... 1,017,820
                                                                      ---------
OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms..............................................................   158,279
  Food and beverage..................................................   230,001
  Other..............................................................   231,668
Other operating costs and expenses
  Lease expense to Host Marriott.....................................   312,112
  Management fees....................................................    66,672
                                                                      ---------
    Total operating costs and expenses...............................   998,732
                                                                      ---------
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST..............    19,088
Corporate expenses...................................................    (1,499)
Interest expense.....................................................      (928)
                                                                      ---------
INCOME BEFORE INCOME TAXES...........................................    16,661
Provision for income taxes...........................................    (6,831)
                                                                      ---------
NET INCOME........................................................... $   9,830
                                                                      =========



                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

                                                       Common Retained
                                                       Stock  Earnings   Total
                                                       ------ --------  -------
Balance, January 1, 1999..............................  $--   $   --    $   --
  Dividend to Crestline Capital.......................   --    (9,133)   (9,133)
  Net income..........................................   --     9,830     9,830
                                                        ----  -------   -------
Balance, December 31, 1999............................  $--   $   697   $   697
                                                        ====  =======   =======






                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

OPERATING ACTIVITIES
Net income............................................................. $ 9,830
Change in amounts due from hotel managers..............................  (9,322)
Change in lease payable to Host Marriott...............................  16,197
Changes in other operating accounts....................................   1,284
                                                                        -------
  Cash from operations.................................................  17,989
                                                                        -------
INVESTING ACTIVITIES...................................................     --
                                                                        -------
FINANCING ACTIVITIES
Dividend to Crestline Capital..........................................  (9,133)
                                                                        -------
Increase in cash and cash equivalents..................................   8,856
Cash and cash equivalents, beginning of year...........................     --
                                                                        -------
Cash and cash equivalents, end of year................................. $ 8,856
                                                                        =======





                See Notes to Consolidated Financial Statements.

                     CCHP II CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

  CCHP II Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

  On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 28 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. As of December 31, 1999, the Company leased 28 full-service hotels from Host Marriott.

  The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

  The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Revenues

  The Company records the gross property-level revenues generated by the hotels as revenues.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     CCHP II CORPORATION AND SUBSIDIARIES

Note 2. Leases

 Hotel Leases

  The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 28 full-service hotels. Each hotel lease has an initial term of eight years. The hotel leases generally have four seven-year renewal options at the option of the Company, however, Host Marriott may terminate any unexercised renewal options. The Tenant Subsidiaries are required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures. The rent during any renewal periods will be negotiated at fair market value at the time the renewal option is exercised.

  The Tenant Subsidiaries are responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries are responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott is responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

  In the event that Host Marriott disposes of a hotel free and clear of the hotel lease, Host Marriott would generally have to pay a termination fee equal to the fair market value of the Company's leasehold interest in the remaining term of the hotel lease using a discount rate of 12%. Alternatively, Host Marriott would be entitled to (i) substitute a comparable hotel for any hotel that is sold, with the terms agreed to by the Company, or (ii) sell the hotel subject to the hotel lease, subject to the Company's approval under certain circumstances, without having to pay a termination fee. In addition, Host Marriott also has the right to terminate up to twelve of Crestline's leases without having to pay a termination fee. During 1999, Host Marriott exercised its right to terminate three of Crestline's hotel leases, however, none of these were the Company's hotel leases. Conversely, Crestline may terminate up to twelve full-service hotel leases without penalty upon 180 days notice to Host Marriott. During 1999, Crestline exercised its right to terminate five of its hotel leases, however, none of these were the Company's hotel leases.

  As a result of the recent tax legislation discussed below, Host Marriott may purchase all, but not less than all, of its hotel leases with Crestline beginning January 1, 2001, with the purchase price calculated as discussed above. The payment of the termination fee will be payable in cash or, subject to certain conditions, shares of Host Marriott common stock at the election of Host Marriott.

  For those hotels where Marriott International is the manager, it has a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

  Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the "FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally range from two to three years and rent under the FF&E Leases is a fixed amount. The Company will have the option at the expiration of the FF&E Lease term to

                     CCHP II CORPORATION AND SUBSIDIARIES
either (i) renew the FF&E Leases for consecutive one-year renewal terms at fair market rental rate, or (ii) purchase the Excess FF&E for a price equal to its fair market value. If the Company does not exercise its purchase or renewal option, the Company is required to pay a termination fee equal to approximately one month's rent.

 Guaranty and Pooling Agreement

  In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provides a full guarantee and Crestline provides a limited guarantee of all of the hotel lease obligations.

  The cumulative limit of Crestline's guarantee obligation is the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement is reduced to zero, the Company can terminate the agreement and Host Marriott can terminate the Company's hotel leases without penalty.

  All of the Company's leases are cross-defaulted and the Company's obligations under the guaranty are secured by all the funds received from its Tenant Subsidiaries.

 Recent Tax Legislation

  On December 17, 1999 President Clinton signed the Work Incentives Improvement Act of 1999. Included in this legislation are provisions that, effective January 1, 2001, will allow a REIT to lease hotels to a "taxable REIT subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. A taxable REIT subsidiary is a corporation that is owned more than 35 percent by a REIT. This law will enable Host Marriott, beginning in 2001 to lease its hotels to a taxable REIT subsidiary. Host Marriott may, at its discretion, elect to terminate the Company's leases, beginning in 2001, and pay termination fees determined according to formulas specified in the leases. If Host Marriott elects to terminate the full-service hotel leases, it would have to terminate all of Crestline's full-service hotel leases.

  Future minimum annual rental commitments for all non-cancelable leases as of December 31, 1999 are as follows (in thousands):

   2000............................................................ $  174,747
   2001............................................................    174,747
   2002............................................................    174,747
   2003............................................................    174,747
   2004............................................................    174,747
   Thereafter......................................................    349,493
                                                                    ----------
     Total minimum lease payments.................................. $1,223,228
                                                                    ==========
   Lease expense for 1999 consisted of the following (in
    thousands):
   Base rent....................................................... $  167,755
   Percentage rent.................................................    144,357
                                                                    ----------
                                                                    $  312,112
                                                                    ==========

                     CCHP II CORPORATION AND SUBSIDIARIES

Note 3. Working Capital Notes

  Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $18,090,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. Upon termination of the hotel lease, the Company will sell Host Marriott the existing working capital at its current value. To the extent the working capital delivered to Host Marriott is less than the value of the note, the Company will pay Host Marriott the difference in cash. However, to the extent the working capital delivered to Host Marriott exceeds the value of the note, Host Marriott will pay the Company the difference in cash. As of December 31, 1999, the outstanding balance of the working capital notes was $18,090,000.

  Debt maturities at December 31, 1999 are as follows (in thousands):

     2000............................................................... $   --
     2001...............................................................     --
     2002...............................................................     --
     2003...............................................................     --
     2004...............................................................     --
     Thereafter.........................................................  18,090
                                                                         -------
                                                                         $18,090
                                                                         =======

  Cash paid for interest expense in 1999 totaled $856,000.

Note 4. Management Agreements

  All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies.

 Assignment of Management Agreements

  The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. The Tenant Subsidiaries are obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retains responsibility.

 Marriott International Management Agreements

  Marriott International manages 20 of the 28 hotels under long-term management agreements assigned to the Tenant Subsidiaries, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

                     CCHP II CORPORATION AND SUBSIDIARIES

  Pursuant to the terms of the management agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

 Ritz-Carlton Hotel Management Agreements

  The Ritz-Carlton Hotel Company, LLC ("Ritz-Carlton"), an affiliate of Marriott International, manages three of the leased hotels under long-term Hotel Management Agreements assigned to the Tenant Subsidiaries. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years. Base management fees vary from two to four percent of revenues and incentive management fees are generally equal to 20% of available cash flow or operating profit, up to a maximum of 2.1% of revenues, as defined in the agreements.

 Other Hotel Management Agreements

  The Company's remaining five hotels are managed by other hotel management companies. One of the hotels is managed by the Hyatt Corporation and the remaining four hotels are managed by other independent hotel management companies under other brands pursuant to franchise agreements. The managers of the hotels provide similar services as Marriott International under its management agreements and receive base management fees, generally calculated as a percentage of revenues, and in most cases, incentive management fees, which are generally calculated as a percentage of operating profits.

  The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied, with the consent of Host Marriott under certain conditions. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

 Franchise Agreements

  Four of the Company's hotels are managed under franchise agreements between Host Marriott and other hotel companies for terms ranging from 15 to 30 years. In connection with the assignment of the corresponding management agreement, the Tenant Subsidiaries assumed the franchise agreements for these hotels and will be the franchisee for the term of the corresponding hotel lease. Pursuant to the franchise agreements, the Tenant Subsidiaries generally pay a franchise fee based on a percentage of room revenues and food and beverage revenues as well as certain other fees for advertising and reservations. Franchise fees for room revenues vary from four to six percent, while fees for food and beverage revenues vary from two to three percent of revenues.

Note 5. Income Taxes

  The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal and net state tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

                     CCHP II CORPORATION AND SUBSIDIARIES

  The provision for income taxes for 1999 consists of the following (in thousands):

   Current--Federal..................................................... $4,981
       --State..........................................................    854
                                                                         ------
                                                                          5,835
                                                                         ------
   Deferred--Federal....................................................    850
       --State..........................................................    146
                                                                         ------
                                                                            996
                                                                         ------
                                                                         $6,831
                                                                         ======

  A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate for 1999 follows:

   Statutory federal tax rate............................................. 35.0%
   State income taxes, net of federal tax benefit.........................  6.0
                                                                           ----
                                                                           41.0%
                                                                           ====

  As of December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary differences that gives rise to the Company's federal deferred tax liability is attributable to the hotel working capital.

                     CCHP III CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999

              With Independent Public Accountants' Report Thereon

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP III Corporation:

  We have audited the accompanying consolidated balance sheet of CCHP III Corporation and its subsidiaries (a Maryland corporation) as of December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal year ended December 31, 1999. These consolidated financial statements are the responsibility of CCHP III Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP III Corporation and its subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 24, 2000

                     CCHP III CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            As of December 31, 1999
                       (in thousands, except share data)

                                ASSETS
Current assets
  Cash and cash equivalents............................................ $ 6,638
  Due from hotel managers..............................................   8,214
  Restricted cash......................................................   4,519
                                                                        -------
                                                                         19,371
Hotel working capital..................................................  21,697
                                                                        -------
                                                                        $41,068
                                                                        =======

                 LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Lease payable to Host Marriott....................................... $13,706
  Other................................................................   4,139
                                                                        -------
                                                                         17,845
Hotel working capital notes payable to Host Marriott...................  21,697
Deferred income taxes..................................................     342
                                                                        -------
    Total liabilities..................................................  39,884
                                                                        -------
Shareholder's equity
  Common stock (100 shares issued at $1.00 par value)..................     --
  Retained earnings....................................................   1,184
                                                                        -------
    Total shareholder's equity.........................................   1,184
                                                                        -------
                                                                        $41,068
                                                                        =======


                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

REVENUES
  Rooms............................................................... $570,611
  Food and beverage...................................................  274,233
  Other...............................................................   80,149
                                                                       --------
    Total revenues....................................................  924,993
                                                                       --------
OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms...............................................................  137,338
  Food and beverage...................................................  202,181
  Other...............................................................  236,721
Other operating costs and expenses
  Lease expense to Host Marriott......................................  295,563
  Management fees.....................................................   41,893
                                                                       --------
    Total operating costs and expenses................................  913,696
                                                                       --------
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST...............   11,297
Corporate expenses....................................................   (1,357)
Interest expense......................................................   (1,129)
                                                                       --------
INCOME BEFORE INCOME TAXES............................................    8,811
Provision for income taxes............................................   (3,612)
                                                                       --------
NET INCOME............................................................ $  5,199
                                                                       ========



                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

                                                       Common Retained
                                                       Stock  Earnings   Total
                                                       ------ --------  -------
Balance, January 1, 1999..............................  $--   $   --    $   --
  Dividend to Crestline Capital.......................   --    (4,015)   (4,015)
  Net income..........................................   --     5,199     5,199
                                                        ----  -------   -------
Balance, December 31, 1999............................  $--   $ 1,184   $ 1,184
                                                        ====  =======   =======






                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

OPERATING ACTIVITIES
Net income.............................................................. $5,199
Change in amounts due from hotel managers............................... (4,084)
Change in lease payable to Host Marriott................................ 13,706
Changes in other operating accounts..................................... (4,168)
                                                                         ------
  Cash from operations.................................................. 10,653
INVESTING ACTIVITIES....................................................    --
                                                                         ------
FINANCING ACTIVITIES
Dividend to Crestline Capital........................................... (4,015)
                                                                         ------
Increase in cash and cash equivalents...................................  6,638
Cash and cash equivalents, beginning of year............................    --
                                                                         ------
Cash and cash equivalents, end of year.................................. $6,638
                                                                         ======



                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

  CCHP III Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

  On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 31 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. During 1999, Host Marriott sold two of the hotels and terminated the leases on those hotels. As of December 31, 1999, the Company leased 29 full-service hotels from Host Marriott.

  The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

  The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Restricted Cash

  In connection with the lender requirements of one of the leased hotels, the Company is required to maintain a separate account with the lender on behalf of the Company for the operating profit and incentive management fees of the hotel. Following the annual audit, amounts will be distributed to the hotel's manager and to the Company, in accordance with the loan agreement.

 Revenues

  The Company records the gross property-level revenues generated by the hotels as revenues.

                     CCHP III CORPORATION AND SUBSIDIARIES

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Leases

 Hotel Leases

  The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 31 full-service hotels. Each hotel lease has an initial term of nine years. The hotel leases generally have four seven-year renewal options at the option of the Company, however, Host Marriott may terminate any unexercised renewal options. The Tenant Subsidiaries are required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures. The rent during any renewal periods will be negotiated at fair market value at the time the renewal option is exercised.

  The Tenant Subsidiaries are responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries are responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott is responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

  In the event that Host Marriott disposes of a hotel free and clear of the hotel lease, Host Marriott would generally have to pay a termination fee equal to the fair market value of the Company's leasehold interest in the remaining term of the hotel lease using a discount rate of 12%. Alternatively, Host Marriott would be entitled to (i) substitute a comparable hotel for any hotel that is sold, with the terms agreed to by the Company, or (ii) sell the hotel subject to the hotel lease, subject to the Company's approval under certain circumstances, without having to pay a termination fee. In addition, Host Marriott also has the right to terminate up to twelve of Crestline's leases without having to pay a termination fee. During 1999, Host Marriott exercised its right to terminate three of Crestline's hotel leases, however, none of these were the Company's hotel leases. Conversely, Crestline may terminate up to twelve full-service hotel leases without penalty upon 180 days notice to Host Marriott. During 1999, Crestline exercised its right to terminate three of the Company's hotel leases, as well as two additional Crestline hotel leases. These hotel leases will terminate in 2000, 180 days after each respective notification date. In 1999, Host Marriott terminated two of the Company's hotel leases with no termination fee as stipulated in those specific lease agreements.

  As a result of the recent tax legislation discussed below, Host Marriott may purchase all, but not less than all, of its hotel leases with Crestline beginning January 1, 2001 with the purchase price calculated as discussed above. The payment of the termination fee will be payable in cash or, subject to certain conditions, shares of Host Marriott common stock at the election of Host Marriott.

                     CCHP III CORPORATION AND SUBSIDIARIES

  For those hotels where Marriott International is the manager, it has a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

  Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the "FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally range from two to three years and rent under the FF&E Leases is a fixed amount. The Company will have the option at the expiration of the FF&E Lease term to either (i) renew the FF&E Leases for consecutive one-year renewal terms at fair market rental rate, or (ii) purchase the Excess FF&E for a price equal to its fair market value. If the Company does not exercise its purchase or renewal option, the Company is required to pay a termination fee equal to approximately one month's rent.

 Guaranty and Pooling Agreement

  In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provides a full guarantee and Crestline provides a limited guarantee of all of the hotel lease obligations.

  The cumulative limit of Crestline's guarantee obligation is the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement is reduced to zero, the Company can terminate the agreement and Host Marriott can terminate the Company's hotel leases without penalty.

  All of the Company's leases are cross-defaulted and the Company's obligations under the guaranty are secured by all the funds received from its Tenant Subsidiaries.

 Recent Tax Legislation

  On December 17, 1999 President Clinton signed the Work Incentives Improvement Act of 1999. Included in this legislation are provisions that, effect January 1, 2001, will allow a REIT to lease hotels to a "taxable REIT subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. A taxable REIT subsidiary is a corporation that is owned more than 35 percent by a REIT. This law will enable Host Marriott, beginning in 2001 to lease its hotels to a taxable REIT subsidiary. Host Marriott may, at its discretion, elect to terminate the Company's leases, beginning in 2001, and pay termination fees determined according to formulas specified in the leases. If Host Marriott elects to terminate the full-service hotel leases, it would have to terminate all of Crestline's full-service hotel leases.

                     CCHP III CORPORATION AND SUBSIDIARIES

  Future minimum annual rental commitments for all non-cancelable leases as of December 31, 1999 are as follows (in thousands):

   2000............................................................ $  162,014
   2001............................................................    155,465
   2002............................................................    155,465
   2003............................................................    155,465
   2004............................................................    155,465
   Thereafter......................................................    466,395
                                                                    ----------
     Total minimum lease payments.................................. $1,250,269
                                                                    ==========
   Lease expense for 1999 consisted of the following (in
    thousands):
   Base rent....................................................... $  168,910
   Percentage rent.................................................    126,653
                                                                    ----------
                                                                    $  295,563
                                                                    ==========

Note 3. Working Capital Notes

  Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $22,046,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. Upon termination of the hotel lease, the Company will sell Host Marriott the existing working capital at its current value. To the extent the working capital delivered to Host Marriott is less than the value of the note, the Company will pay Host Marriott the difference in cash. However, to the extent the working capital delivered to Host Marriott exceeds the value of the note, Host Marriott will pay the Company the difference in cash. As of December 31, 1999, the outstanding balance of the working capital notes was $21,697,000.

  Debt maturities at December 31, 1999 are as follows (in thousands):

   2000................................................................. $   --
   2001.................................................................     --
   2002.................................................................     --
   2003.................................................................     --
   2004.................................................................     --
   Thereafter...........................................................  21,697
                                                                         -------
                                                                         $21,697
                                                                         =======

  Cash paid for interest expense in 1999 totaled $1,042,000.

Note 4. Management Agreements

  All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies.

 Assignment of Management Agreements

  The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. The Tenant Subsidiaries are obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property casualty

                     CCHP III CORPORATION AND SUBSIDIARIES
insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retains responsibility.

 Marriott International Management Agreements

  Marriott International manages 18 of the 29 hotels under long-term management agreements assigned to the Tenant Subsidiaries, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

  Pursuant to the terms of the management agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

 Ritz-Carlton Hotel Management Agreements

  The Ritz-Carlton Hotel Company, LLC ("Ritz-Carlton"), an affiliate of Marriott International, manages three of the leased hotels under long-term Hotel Management Agreements assigned to the Company. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years. Base Management fees vary from two to four percent of revenues and incentive management fees are generally equal to 20% of available cash flow or operating profit, up to a maximum of 2.1% of revenues, as defined in the agreements.

 Other Hotel Management Agreements

  The Company's remaining eight hotels are managed by other hotel management companies. Two of the hotels are managed by Swissotel Management (USA) LLC, one is managed by the Hyatt Corporation, and the remaining five hotels are managed by other independent hotel management companies under the "Marriott" brand pursuant to franchise agreements. The managers of the hotels provide similar services as Marriott International under its management agreements and receive base management fees, generally calculated as a percentage of revenues, and in most cases, incentive management fees, which are generally calculated as a percentage of operating profits.

  The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied, with the consent of Host Marriott under certain conditions. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

 Franchise Agreements

  Five of the Company's hotels are managed under franchise agreements between Host Marriott and Marriott International for terms ranging from 15 to 30 years. In connection with the assignment of the corresponding

                     CCHP III CORPORATION AND SUBSIDIARIES
management agreement, the Tenant Subsidiaries assumed the franchise agreements for these hotels and will be the franchisee for the term of the corresponding hotel lease. Pursuant to the franchise agreements, the Tenant Subsidiaries generally pay a franchise fee based on a percentage of room revenues and food and beverage revenues as well as certain other fees for advertising and reservations. Franchise fees for room revenues vary from four to six percent, while fees for food and beverage revenues vary from two to three percent of revenues.

Note 5. Income Taxes

  The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal and net state tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

  The provision for income taxes for 1999 consists of the following (in thousands):

   Current--Federal..................................................... $2,792
       --State..........................................................    478
                                                                         ------
                                                                          3,270
                                                                         ------
   Deferred--Federal....................................................    292
       --State..........................................................     50
                                                                         ------
                                                                            342
                                                                         ------
                                                                         $3,612
                                                                         ======

  A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate for 1999 follows:

   Statutory federal tax rate............................................. 35.0%
   State income taxes, net of federal tax benefit.........................  6.0
                                                                           ----
                                                                           41.0%
                                                                           ====

  As of December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary differences that gives rise to the Company's deferred tax liability is attributable to the hotel working capital.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999

              With Independent Public Accountants' Report Thereon

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP IV Corporation:

  We have audited the accompanying consolidated balance sheet of CCHP IV Corporation and its subsidiaries (a Maryland corporation) as of December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal year ended December 31, 1999. These consolidated financial statements are the responsibility of CCHP IV Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP IV Corporation and its subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 24, 2000

                      CCHP IV CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            As Of December 31, 1999
                       (in thousands, except share data)

                                ASSETS
Current assets
  Cash and cash equivalents............................................ $ 3,487
  Due from hotel managers..............................................  14,571
  Due from Crestline Capital...........................................   3,487
                                                                        -------
                                                                         21,545
Hotel working capital..................................................  16,522
                                                                        -------
                                                                        $38,067
                                                                        =======

                 LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Lease payable to Host Marriott....................................... $20,348
  Other................................................................     456
                                                                        -------
                                                                         20,804
Hotel working capital notes payable to Host Marriott...................  16,522
Deferred income taxes..................................................     741
                                                                        -------
    Total liabilities..................................................  38,067
                                                                        -------
Shareholder's equity
  Common stock (100 shares issued at $1.00 par value)..................     --
  Retained earnings....................................................     --
    Total shareholder's equity.........................................     --
                                                                        -------
                                                                        $38,067
                                                                        =======



                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

REVENUES
  Rooms............................................................... $578,321
  Food and beverage...................................................  333,120
  Other...............................................................   77,368
                                                                       --------
    Total revenues....................................................  988,809
                                                                       --------
OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms...............................................................  129,051
  Food and beverage...................................................  234,310
  Other...............................................................  231,547
Other operating costs and expenses
  Lease expense to Host Marriott......................................  316,654
  Management fees.....................................................   66,514
                                                                       --------
    Total operating costs and expenses................................  978,076
                                                                       --------
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST...............   10,733
Corporate expenses....................................................   (1,449)
Interest expense......................................................     (846)
Interest income.......................................................       16
                                                                       --------
INCOME BEFORE INCOME TAXES............................................    8,454
Provision for income taxes............................................   (3,466)
                                                                       --------
NET INCOME............................................................ $  4,988
                                                                       ========



                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

                                                         Common Retained
                                                         Stock  Earnings Total
                                                         ------ -------- ------
Balance, January 1, 1999................................  $--    $  --   $  --
  Dividend to Crestline Capital.........................   --    (4,988) (4,988)
  Net income............................................   --     4,988   4,988
                                                          ----   ------  ------
Balance, December 31, 1999..............................  $--    $  --   $  --
                                                          ====   ======  ======






                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      Fiscal Year Ended December 31, 1999
                                 (in thousands)

OPERATING ACTIVITIES
Net income............................................................. $ 4,988
Change in amounts due from hotel managers.............................. (14,124)
Change in lease payable to Host Marriott...............................  20,348
Changes in other operating accounts....................................     750
                                                                        -------
  Cash from operations.................................................  11,962
                                                                        -------
INVESTING ACTIVITIES...................................................     --
                                                                        -------
FINANCING ACTIVITIES
Amounts advanced to Crestline Capital..................................  (3,487)
Dividend to Crestline Capital..........................................  (4,988)
                                                                        -------
  Cash used in financing activities....................................  (8,475)
                                                                        -------
Increase in cash and cash equivalents..................................   3,487
Cash and cash equivalents, beginning of year...........................     --
                                                                        -------
Cash and cash equivalents, end of year................................. $ 3,487
                                                                        =======





                See Notes to Consolidated Financial Statements.

                     CCHP IV CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

  CCHP IV Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

  On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 27 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. As of December 31, 1999, the Company leased 27 full-service hotels from Host Marriott.

  The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

  The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Revenues

  The Company records the gross property-level revenues generated by the hotels as revenues.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     CCHP IV CORPORATION AND SUBSIDIARIES

Note 2. Leases

 Hotel Leases

  The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 27 full-service hotels. Each hotel lease has an initial term of ten years. The hotel leases generally have four seven-year renewal options at the option of the Company, however, Host Marriott may terminate any unexercised renewal options. The Tenant Subsidiaries are required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures. The rent during any renewal periods will be negotiated at fair market value at the time this renewal option is exercised.

  The Tenant Subsidiaries are responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries are responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott is responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

  In the event that Host Marriott disposes of a hotel free and clear of the hotel lease, Host Marriott would generally have to pay a termination fee equal to the fair market value of the Company's leasehold interest in the remaining term of the hotel lease using a discount rate of 12%. Alternatively, Host Marriott would be entitled to (i) substitute a comparable hotel for any hotel that is sold, with the terms agreed to by the Company, or (ii) sell the hotel subject to the hotel lease, subject to the Company's approval under certain circumstances, without having to pay a termination fee. In addition, Host Marriott also has the right to terminate up to twelve of Crestline's leases without having to pay a termination fee. During 1999, Host Marriott exercised its right to terminate three of Crestline's hotel leases, however, none of these were the Company's hotel leases. Conversely, Crestline may terminate up to twelve full-service hotel leases without penalty upon 180 days notice to Host Marriott. During 1999, Crestline exercised its right to terminate five of its hotel leases, however, none of these were the Company's hotel leases.

  As a result of the recent tax legislation discussed below, Host Marriott may purchase all, but not less than all, of its hotel leases with Crestline beginning January 1, 2001 with the purchase price calculated as discussed above. The payment of the termination fee will be payable in cash or, subject to certain conditions, shares of Host Marriott common stock at the election of Host Marriott.

  For those hotels where Marriott International is the manager, it has a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

  Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the "FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally range from two to three years and rent under the FF&E Leases is a fixed amount. The Company will have the option at the expiration of the FF&E Lease term to

                     CCHP IV CORPORATION AND SUBSIDIARIES
either (i) renew the FF&E Leases for consecutive one-year renewal terms at fair market rental rate, or (ii) purchase the Excess FF&E for a price equal to its fair market value. If the Company does not exercise its purchase or renewal option, the Company is required to pay a termination fee equal to approximately one month's rent.

 Guaranty and Pooling Agreement

  In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provides a full guarantee and Crestline provides a limited guarantee of all of the hotel lease obligations.

  The cumulative limit of Crestline's guarantee obligation is the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement is reduced to zero, the Company can terminate the agreement and Host Marriott can terminate the Company's hotel leases without penalty.

  All of the Company's leases are cross-defaulted and the Company's obligations under the guaranty are secured by all the funds received from its Tenant Subsidiaries.

 Recent Tax Legislation

  On December 17, 1999 President Clinton signed the Work Incentives Improvement Act of 1999. Included in this legislation are provisions that, effect January 1, 2001, will allow a REIT to lease hotels to a "taxable REIT subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. A taxable REIT subsidiary is a corporation that is owned more than 35 percent by a REIT. This law will enable Host Marriott, beginning in 2001 to lease its hotels to a taxable REIT subsidiary. Host Marriott may, at its discretion, elect to terminate the Company's leases, beginning in 2001, and pay termination fees determined according to formulas specified in the leases. If Host Marriott elects to terminate the full-service hotel leases, it would have to terminate all of Crestline's full-service hotel leases.

  Future minimum annual rental commitments for all non-cancelable leases as of December 31, 1999 are as follows (in thousands):

   2000............................................................ $  186,420
   2001............................................................    186,420
   2002............................................................    186,420
   2003............................................................    186,420
   2004............................................................    186,420
   Thereafter......................................................    745,679
                                                                    ----------
     Total minimum lease payments.................................. $1,677,779
                                                                    ==========
   Lease expense for 1999 consisted of the following (in
    thousands):
   Base rent....................................................... $  183,048
   Percentage rent.................................................    133,606
                                                                    ----------
                                                                    $  316,654
                                                                    ==========

                     CCHP IV CORPORATION AND SUBSIDIARIES

Note 3. Working Capital Notes

  Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $16,522,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. Upon termination of the hotel lease, the Company will sell Host Marriott the existing working capital at its current value. To the extent the working capital delivered to Host Marriott is less than the value of the note, the Company will pay Host Marriott the difference in cash. However, to the extent the working capital delivered to Host Marriott exceeds the value of the note, Host Marriott will pay the Company the difference in cash. As of December 31, 1999, the outstanding balance of the working capital notes was $16,522,000

  Debt maturities at December 31, 1999 are as follows (in thousands):

   2000................................................................. $   --
   2001.................................................................     --
   2002.................................................................     --
   2003.................................................................     --
   2004.................................................................     --
   Thereafter...........................................................  16,522
                                                                         -------
                                                                         $16,522
                                                                         =======

  Cash paid for interest expense in 1999 totaled $781,000.

Note 4. Management Agreements

  All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies.

 Assignment of Management Agreements

  The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. The Tenant Subsidiaries are obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retains responsibility.

 Marriott International Management Agreements

  Marriott International manages 20 of the 27 hotels under long-term management agreements assigned to the Tenant Subsidiaries, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

  Pursuant to the terms of the management agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels

                     CCHP IV CORPORATION AND SUBSIDIARIES
in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

 Ritz-Carlton Hotel Management Agreements

  The Ritz-Carlton Hotel Company, LLC ("Ritz-Carlton"), an affiliate of Marriott International, manages three of the leased hotels under long-term Hotel Management Agreements assigned to the Company. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years. Base Management fees vary from two to four percent of revenues and incentive management fees are generally equal to 20% of available cash flow or operating profit, as defined in the agreements.

 Other Hotel Management Agreements

  The Company's remaining four hotels are managed by other hotel management companies. Two of the hotels are managed by the Hyatt Corporation, one of the hotels is managed by Swissotel Management (USA) LLC, and one is managed by Four Seasons Hotel Limited. The managers of the hotels provide similar services as Marriott International under its management agreements and receive base management fees, generally calculated as a percentage of revenues, and in most cases, incentive management fees, which are generally calculated as a percentage of operating profits.

  The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied, with the consent of Host Marriott under certain conditions. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

Note 5. Income Taxes

  The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal and net state tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

  The provision for income taxes for 1999 consists of the following (in thousands):

   Current--Federal...................................................... $2,326
       --State...........................................................    399
                                                                          ------
                                                                           2,725
                                                                          ------
   Deferred--Federal.....................................................    633
       --State...........................................................    108
                                                                          ------
                                                                             741
                                                                          ------
                                                                          $3,466
                                                                          ======

                     CCHP IV CORPORATION AND SUBSIDIARIES

  A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate for 1999 follows:

   Statutory federal tax rate............................................. 35.0%
   State income taxes, net of federal tax benefit.........................  6.0
                                                                           ----
                                                                           41.0%
                                                                           ====

  As of December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary differences that gives rise to the Company's deferred tax liability is attributable to the hotel working capital.

        The businesses to be acquired by Host LP are the subsidiaries of Crestline whose primary assets are the leasehold interests with respect to 117 hotel properties owned by Host LP. In conjunction with these leases, Crestline and certain of its subsidiaries entered into limited guarantees of the lease obligations of each lessee. The 117 full-service hotel leases are grouped into four lease pools, with Crestline's guarantee limited to the greater of 10% of the aggregate rent payable for the preceding year or 10% of the aggregate rent payable under all leases in the respective pool. Additionally, the lessee's obligation under each lease agreement is guaranteed by all other lessees in the respective lease pool. As a result, Host LP believes that the operating results of each full-service lease pool may be material to its financial statements. Further information regarding these leases and Crestline's limited guarantees may be found in Host LP's annual report on Form 10-K for the fiscal year ended December 31, 1999.

        The results of operations for the twelve and thirty-six weeks ended September 8, 2000 and September 10, 1999, and summarized balance sheet data as of September 8, 2000 and December 31, 1999 of the four lease pools in which the 117 hotels are organized are as follows (unaudited, in millions):

                                                                     Twelve Weeks Ended September 8, 2000
                                                     ---------------------------------------------------------------------
                                                        Pool 1        Pool 2        Pool 3       Pool 4        Combined
                                                     ------------  ------------  ------------  -----------  --------------
   Hotel Sales
        Rooms......................................         $147          $156          $137          $141           $581
        Food and beverage..........................           60            66            57            69            252
        Other......................................           14            16            16            19             65
                                                            ----          ----          ----          ----           ----
             Total hotel sales.....................          221           238           210           229            898
   Operating Costs and Expenses
        Rooms......................................           36            40            34            33            143
        Food and beverage..........................           49            54            45            54            202
        Other......................................           62            58            57            57            234
        Management fees............................           10            15            10            14             49
        Lease expense..............................           63            67            62            70            262
                                                            ----          ----          ----          ----           ----
             Total operating expenses..............          220           234           208           228            890
                                                            ----          ----          ----          ----           ----
   Operating Profit................................            1             4             2             1              8
   Corporate and Interest Expenses.................           --            --            (1)           --             (1)
                                                            ----          ----          ----          ----           ----
         Income before taxes.......................            1             4             1             1              7
         Income taxes..............................           (1)           (2)           --            --             (3)
                                                            ----          ----          ----          ----           ----
             Net Income............................        $  --          $  2          $  1          $  1           $  4
                                                           =====          ====          ====          ====           ====
                                                                     Twelve Weeks Ended September 10, 1999
                                                     ----------------------------------------------------------------------
                                                        Pool 1        Pool 2        Pool 3        Pool 4        Combined
                                                     ------------  ------------  ------------  ------------  --------------
   Hotel Sales
        Rooms......................................         $135          $142          $126          $128            $531
        Food and beverage..........................           57            59            55            67             238
        Other......................................           16            15            16            17              64
                                                            ----          ----          ----          ----            ----
             Total hotel sales.....................          208           216           197           212             833
   Operating Costs and Expenses
        Rooms......................................           34            40            32            30             136
        Food and beverage..........................           46            48            44            50             188
        Other......................................           58            50            54            55             217
        Management fees............................            9            13             9            13              44
        Lease expense..............................           57            59            56            61             233
                                                            ----          ----          ----          ----            ----
             Total operating expenses..............          204           210           195           209             818
                                                            ----          ----          ----          ----            ----
   Operating Profit................................            4             6             2             3              15
   Corporate and Interest Expenses.................           (1)           (1)           --            (1)             (3)
                                                            ----          ----          ----          ----            ----
         Income before taxes.......................            3             5             2             2              12
         Income taxes..............................           (1)           (3)           (1)           (1)             (6)
                                                            ----          ----          ----          ----            ----
             Net Income............................         $  2          $  2          $  1          $  1            $  6
                                                            ====          ====          ====          ====            ====

                                                                    Thirty six Weeks Ended September 8, 2000
                                                     ----------------------------------------------------------------------
                                                        Pool 1        Pool 2        Pool 3        Pool 4        Combined
                                                     ------------  ------------  ------------  ------------  --------------
   Hotel Sales
        Rooms......................................         $428          $469          $409          $433          $1,739
        Food and beverage..........................          188           219           189           235             831
        Other......................................           44            46            59            60             209
                                                            ----          ----          ----          ----          ------
             Total hotel sales.....................          660           734           657           728           2,779
   Operating Costs and Expenses
        Rooms......................................          102           116            96            96             410
        Food and beverage..........................          145           165           140           167             617
        Other......................................          173           167           166           170             676
        Management fees............................           32            50            32            52             166
        Lease expense..............................          200           224           214           237             875
                                                            ----          ----          ----          ----          ------
             Total operating expenses..............          652           722           648           722           2,744
                                                            ----          ----          ----          ----          ------
   Operating Profit................................            8            12             9             6              35
   Corporate and Interest Expenses.................           (1)           (1)           (1)           (1)             (4)
                                                            ----          ----          ----          ----          ------
         Income before taxes.......................            7            11             8             5              31
         Income taxes..............................           (3)           (5)           (3)           (2)            (13)
                                                            ----          ----          ----          ----          ------
             Net Income............................         $  4          $  6          $  5          $  3          $   18
                                                            ====          ====          ====          ====          ======

                                                                   Thirty-six Weeks Ended September 10, 1999
                                                     ----------------------------------------------------------------------
                                                        Pool 1        Pool 2        Pool 3        Pool 4        Combined
                                                     ------------  ------------  ------------  ------------  --------------
   Hotel Sales
        Rooms......................................         $408          $436          $394          $401          $1,639
        Food and beverage..........................          184           196           183           220             783
        Other......................................           46            44            54            51             195
                                                            ----          ----          ----          ----          ------
             Total hotel sales.....................          638           676           631           672           2,617
   Operating Costs and Expenses
        Rooms......................................           98           108            95            88             389
        Food and beverage..........................          143           150           135           154             582
        Other......................................          168           157           161           158             644
        Management fees............................           29            43            30            46             148
        Lease expense..............................          190           206           202           218             816
                                                            ----          ----          ----          ----          ------
             Total operating expenses..............          628           664           623           664           2,579
                                                            ----          ----          ----          ----          ------
   Operating Profit................................           10            12             8             8              38
   Corporate and Interest Expenses.................           (2)           (2)           (1)           (2)             (7)
                                                            ----          ----          ----          ----          ------
         Income before taxes.......................            8            10             7             6              31
         Income taxes..............................           (3)           (5)           (3)           (2)            (13)
                                                            ----          ----          ----          ----          ------
             Net Income............................         $  5          $  5          $  4          $  4          $   18
                                                            ====          ====          ====          ====          ======

                                                                         As of September 8, 2000
                                                     ----------------------------------------------------------------
                                                       Pool 1       Pool 2       Pool 3       Pool 4       Combined
                                                     -----------  -----------  -----------  -----------  ------------
   Assets..........................................          $37          $34          $40          $37          $148
   Liabilities.....................................           30           27           34           34           125
   Equity..........................................            7            7            6            3            23

                                                                           As December 31, 1999
                                                     ----------------------------------------------------------------
                                                       Pool 1       Pool 2       Pool 3       Pool 4       Combined
                                                     -----------  -----------  -----------  -----------  ------------
   Assets..........................................          $39          $37          $41          $38          $155
   Liabilities.....................................           36           36           40           38           150
   Equity..........................................            3            1            1           --             5


         PRO FORMA FINANCIAL INFORMATION OF HOST MARRIOTT CORPORATION

   The pro forma financial information of Host REIT set forth below is based on the unaudited consolidated financial statements as of and for the thirty-six weeks ended September 8, 2000 ("First Three Quarters 2000") and audited consolidated financial statements for the fiscal year ended December 31, 1999.

  The pro forma financial statements reflect the following transactions:

2000 Transactions:

  . Acquisition by the TRS of the entities owning the leasehold interests to 117 hotels owned by Host LP from Crestline for approximately $205 million, of which $40 million will be funded through additional borrowings under the bank credit facility;

  . November cash payments of $6 million by Host LP and $82 million by a non-controlled subsidiary ("NCS") of Host LP (of which $52 million in cash was advanced to the NCS by Host LP) in settlement of certain litigation. The settlement of the litigation includes the acquisition of a 50% non-controlling interest in a joint venture owning the limited partner interests in two affiliated partnerships;

  . October issuance of $250 million of Series F senior notes and application of a portion of the proceeds therefrom to repay $26 million debt outstanding under the bank credit facility;

  . September cash payment of $12 million by Host LP and $19 million by the NCS in settlement of litigation with plaintiffs in four partnerships;

  . Repurchases of 4.9 million shares of Host REIT common stock, 0.4 million shares of convertible preferred securities of Host REIT, and 0.3 million OP units for an aggregate consideration of approximately $62 million; preferred securities of Host REIT, and 0.3 million OP units for an aggregate consideration of approximately $62 million.

  . June modifications to our bank credit facility to extend the term for two additional years and to permanently reduce the total line from $1.25 billion at origination to $775 million as of June 16, 2000, consisting of a $150 million term loan and a $625 million revolver.

1999 Transactions:

  .  November issuance of Class B preferred stock;

  . Fourth quarter repurchases of 5.8 million shares of Host REIT common stock, 1.1 million shares of convertible preferred securities, and
     0.3 million OP units for an aggregate consideration of approximately $89 million;

  . Repayments of $225 million on a term loan entered into as part of our bank credit facility;

  .  Third quarter prepayment on mortgages of two hotels;

  .  August issuance of Class A preferred stock;

  .  July refinancing of the mortgages on eight hotels;

  .  April refinancing of the mortgage on the New York Marriott Marquis
     Hotel;

  . February issuance of Series D senior notes and their subsequent exchange for Series E senior notes, and the application of proceeds therefrom to repay, refinance, or acquire certain debt;

  .  Disposition of five hotels.

   All of the above transactions except for the acquisition of the Crestline entities, the litigation settlements, and the issuance of Series F senior notes and the application of the proceeds therefrom are already reflected in our consolidated balance sheet as of September 8, 2000 and, therefore, no pro forma adjustments for these transactions were necessary in the unaudited pro forma balance sheet.

  Our unaudited pro forma statements of operations reflect the transactions described above for the fiscal year ended December 31, 1999 and the First Three Quarters 2000 as if those transactions had been completed at the beginning of the periods presented. Our unaudited pro forma statements of operations which we present below include only income before extraordinary items.

   Our unaudited pro forma financial statements do not purport to represent what our results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project our results of operations or financial condition for any future period.

   Our unaudited pro forma financial statements are based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, that we believe are reasonable under the circumstances. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with our financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our filings with the Securities and Exchange Commission.

                       UNAUDITED PRO FORMA BALANCE SHEET
                              September 8, 2000
                                 (in millions)

                                                                                             (C)
                                                                           (B, D)          Series F
                                     Host REIT             (A)           Litigation          Debt
                                     Historical        Acquisitions      Settlements       Issuance   Pro Forma
                                    -------------      ------------      -----------       --------   ---------
Assets
Property and equipment, net........    $7,101            $   --            $   --            $--       $7,101
Notes and other receivables, net...       172               (88)               36             --          120
Due from hotel managers............        --                88                --             --           88
Rent receivable....................        72                --                --             --           72
Investments in affiliates..........        99                --                16             --          134
                                                                               19
Other assets.......................       556                85                --              5          646
Cash and cash equivalents..........       188              (205)              (31)           245          153
                                                             40               (58)           (26)
                                       ------            ------            ------            ----      ------
                                       $8,188            $  (80)           $  (18)           $224      $8,314
                                       ======            ======            ======            ====      ======
Liabilities and Equity
Debt...............................    $5,101            $   40            $   --            $250      $5,365
                                                                                              (26)
Accounts payable and accrued
 expenses..........................       147                --                --             --          147
Deferred income taxes..............        48                --                --             --           48
Deferred rent......................       366              (349)               --             --           17
Other liabilities..................       373                --                (6)            --          355
                                                                              (12)
                                       ------            ------            ------            ----      ------

Total liabilities..................     6,035              (309)              (18)            224       5,932
Minority interest..................       431                --                --              --         431
Convertible preferred securities...       475                --                --              --         475
Shareholders' equity
  Cumulative redeemable preferred
   stock (8.2 million shares issued
   and outstanding)................       196                --                --              --         196
  Common stock (220.8 million
   shares issued and outstanding)..         2                --                --              --           2
  Additional paid-in capital.......     1,822                --                --              --       1,822
 Retained deficit..................      (774)             (120)               --              --        (545)
                                                            349
 Accumulated other comprehensive
  income...........................         1                --                --              --           1
                                       ------            ------            ------            ----      ------
Total shareholders' equity.........     1,247               229                --              --       1,476
                                       ------            ------            ------            ----      ------
                                       $8,188            $  (80)           $  (18)           $224      $8,314
                                       ======            ======            ======            ====      ======

             See Notes to Unaudited Pro Forma Financial Statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                           First Three Quarters 2000
                     (in millions, except per unit amounts)

                                                                                             (G)
                                            Host                             (F,H)       Debt Issuances
                                            REIT            (E)            Litigation         and          Pro
                                         Historical     Acquisitions       Settlements    Refinancings     Forma
                                        -------------   ------------    ---------------- -------------     -----
REVENUE
Rental income.........................  $   580         $  (508)        $    --           $    --          $    72
Hotel property-level revenues
  Rooms...............................       --           1,723              --                --            1,723
  Food and beverage...................       --             824              --                --              824
  Other...............................       --             206              --                --              206
                                        -------         -------         -------           -------          -------
Total hotel property-level revenues...      580           2,245              --                --            2,825
Net gains on property transactions....        4              --              --                --                4
Equity in earnings of affiliates
  and other...........................       13             (18)              3                --               (2)
                                        -------         -------         -------           -------          -------
Total revenues........................      597           2,227               3                --            2,827
                                        -------         -------         -------           -------          -------


OPERATING COSTS AND EXPENSES
Hotel property-level costs and expenses
  Rooms...............................       --            (406)             --                --             (406)
  Food and beverages..................       --            (611)             --                --             (611)
  Other...............................       --            (101)             --                --             (101)
  Management fees.....................       --            (163)             --                --             (163)
  Other property-level costs
    and expenses......................     (415)           (570)             --                --             (985)
                                        -------         -------         -------           -------          -------
Total hotel property-level costs
  and expenses........................     (415)         (1,851)             --                --           (2,266)
                                        -------         -------         -------           -------          -------

OPERATING PROFIT BEFORE MINORITY
  INTEREST, CORPORATE EXPENSES,
  INTEREST AND OTHER EXPENSES.........      182             376               3                --              561

Minority interest benefit (expense)...       26             (49)             --                 4              (19)
Dividends on convertible preferred
  securities..........................      (22)             --              --                --              (22)
Corporate expenses....................      (27)             --              --                --              (27)
Interest expense......................     (293)             --              --               (20)            (313)
Interest income.......................       26              (3)             (1)               --               22
Other.................................       (9)             --              --                --               (9)
                                        -------         -------         -------           -------          -------
Income (loss) before income taxes.....     (117)            324               2               (16)             193
Provision for income taxes............       (7)           (131)             --                --             (138)
                                        -------         -------         -------           -------          -------
Income (loss) before extraordinary
  items...............................  $  (124)         $  193          $    2            $  (16)          $   55
                                        =======         =======         =======           =======          =======

Less:
Dividends on preferred stock..........      (15)                                                               (15)
Gain on repurchase of convertible
  preferred securities................        4                                                                  4
                                        -------                                                            -------
Income (loss) before extraordinary
  items available to common
  shareholders........................  $  (135)                                                           $    44
                                        =======                                                            =======

Basic earnings (loss) per share before
  extraordinary items available to
  common shareholders (L).............   $ (.61)                                                           $   .20
                                        =======                                                            =======

             See Notes to Unaudited Pro Forma Financial Statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the year ended December 31, 1999
                    (in millions, except per units amounts)

                                                                        (G)
                                                                       Debt
                                                        (F,H)        Issuances                   (J)
                           Host REIT        (E)       Litigation       and           (I)        OP Unit
                           Historical   Acquisitions  Settlements   Refinancings Dispositions Repurchases Pro Forma
                         ------------- ------------- ------------- ------------- ------------ ----------- ---------
REVENUE
Rental income.............  $1,295       $(1,155)       $   --         $ --          $(20)       $ --      $  120
Hotel property-level
 revenues
   Rooms..................      --         2,336            --           --            --          --       2,336
   Food and beverage......      --         1,163            --           --            --          --       1,163
   Other..................      --           278            --           --            --          --         278
                            ------       -------        ------         ----          ----        ----      ------
Total hotel property-level
 revenues.................   1,295         2,622            --           --           (20)         --       3,897
Net gains on property
 transactions.............      28           --             --           --           (24)         --           4
Equity in earnings of
 affiliates and other.....      14          (23)             5           --            --          --          (4)
                            ------      -------         ------         ----          ----        ----      ------
Total revenues............   1,337        2,599              5           --           (44)         --       3,897
                            ------      -------         ------         ----          ----        ----      ------
OPERATING COSTS AND
 EXPENSES
Hotel property-level
 costs and expenses
   Rooms..................      --         (555)            --           --            --          --        (555)
   Food and beverage......      --         (855)            --           --            --          --        (855)
   Other..................      --         (134)            --           --            --          --        (134)
   Management fees........      --         (213)            --           --            --          --        (213)
   Other property-level
    costs and expenses....    (553)        (787)            --           --             8          --      (1,332)
                            ------      -------         ------         ----          ----        ----      ------
Total hotel property-
 level costs and expenses.    (553)      (2,544)            --           --             8          --      (3,089)
                            ------      -------         ------         ----          ----        ----      ------
OPERATING PROFIT BEFORE
 MINORITY INTEREST,
 CORPORATE EXPENSES,
 INTEREST AND OTHER
 EXPENSES.................     784           55              5           --           (36)         --         808

Minority interest benefit
 (expense)................     (82)          (7)            (1)           5             7           1         (77)
Dividends on convertible
 preferred securities.....     (37)          --             --           --            --           5         (32)
Corporate expenses........     (37)          --             --           --            --          --         (37)
Interest expense..........    (430)          --             --          (23)           --          --        (453)
Interest income...........      39           (5)            (2)          --            --          (9)         23
Loss on litigation
 settlement...............     (40)          --             --           --            --          --         (40)
Other.....................     (17)          --             --           --            --          --         (17)
                            ------      -------         ------         ----          ----        ----      ------
Income (loss) before
 income taxes.............     180           43              2          (18)          (29)         (3)        175
Benefit (provision) for
 income taxes.............      16          (17)            --           --             5          --           4
                            ------      -------         ------         ----          ----        ----      ------
Income (loss) before
 extraordinary items.....   $ 196       $    26         $    2        $ (18)         $(24)       $ (3)     $  179
                            ======      =======         ======         ====          ====        ====      ======
Less:
Dividends on preferred
 stock (K)...............      (6)                                                                            (20)
Gain on repurchase of
 convertible preferred
 securities..............      11                                                                              11
                             -----                                                                         ------
Income before extra-
 ordinary items available
 to common shareholders...   $ 201                                                                         $  170
                             =====                                                                         ======
Basic earnings per share
 before extraordinary
 items available to
 common shareholders (L)..   $  .89                                                                        $  .78
                             ======                                                                        ======

             See Notes to Unaudited Pro Forma Financial Statements.

REVENUE

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

   A. Represents the adjustment to record the acquisition by a wholly-owned taxable REIT subsidiary ("TRS") of Host LP of the entities owning the lease rights to 117 hotels owned by Host LP from Crestline for approximately $205 million:

   . Record the transfer of working capital of approximately $88 million from Crestline to Host LP by increasing due from hotel managers and decreasing notes receivable.
   .  Record a deferred tax asset of approximately $85 million.
   .  Record the decrease in cash and cash equivalents of $205 million.
   . Record the $40 million increase in cash and cash equivalents and corresponding $40 million increase in debt, representing the additional borrowings under the bank credit facility.
   . Record the $120 million reduction of partners' capital as a result of the non-recurring loss on the acquisition.

   B. Represents the adjustment to record the November 2000 settlement of certain litigation.

   . Record an affiliate note receivable of $36 million for cash advanced to the NCS by Host LP.
   .  Record the increase in investments in affiliates of $16 million.
   .  Record the decrease in cash of $58 million.
   .  Reduce accrued liabilities by $6 million.

   C. Represents the adjustment to record the offering of Series F senior notes and partial application of the proceeds therefrom to paydown the bank credit facility:

   .  Record the issuance of $250 million of notes.
   .  Record the deferred financing fees of $5 million.
   .  Record net cash proceeds of $245 million.
   . Record the $26 million use of cash to repay the revolver portion of the bank credit facility.

   D. Represents the adjustment to record the September 2000 settlement of litigation with plaintiffs from four partnerships:

   . Record the increase in investments in affiliates of $19 million. . Record the decrease in cash and cash equivalents of $31 million. . Record the decrease in other liabilities of $12 million.

   E. Represents the adjustment for the acquisition by the TRS of the entities owning the leasehold interests to 117 hotels owned by Host LP from Crestline. We anticipate recording a non-recurring loss of approximately $120 million that is not presented in the pro forma results of operations.

   . Reduce rental income by $1,155 million and $508 million for fiscal year 1999 and the First Three Quarters 2000, respectively.
   . Reduce equity in earnings of affiliates by $23 million and $18 million for fiscal year 1999 and the First Three Quarters 2000, respectively, to reverse FF&E Rental Income paid by Crestline to a non-controlled subsidiary of Host LP.
   . Record hotel property revenues of $3,777 million and $2,753 million and hotel operating costs and expenses of $2,544 million and $1,851 million for fiscal year 1999 and the First Three Quarters 2000, respectively. Historical rental income for the First Three Quarters 2000 does not include approximately $349 million of contingent rent related to the 117 leased hotels, which has been deferred in accordance with Staff Accounting Bulletin 101. The pro forma statements for the First Three Quarters 2000 have been adjusted to include the impact of the reversal of the contingent rent.
   . Reduce interest income by $5 million and $3 million for fiscal year 1999 and the First Three Quarters 2000, respectively, for the interest income earned on the $88 million in working capital notes receivable due from Crestline.
   . Record the minority interest effect representing Host REIT's 22% outside owners' share in the net income of the TRS.
   . Record a provision for federal and state income taxes applicable to the TRS of $17 million and $131 million, respectively, for fiscal year 1999 and the First Three Quarters, 2000, using an effective tax rate of 40.5%.

   F. Represents the adjustment to record equity in earnings of affiliates of $5 million and $3 million for fiscal year 1999 and the First Three Quarters 2000, respectively, as well as the minority interest effect related to the 22% outside ownership of Host REIT, associated with Host LP's share of the earnings of the joint venture formed by a NCS of Host LP to acquire the limited partner interests in two partnerships.

   G. Represents the adjustment to record interest expense and related amortization of deferred financing fees as a result of the $40 million net borrowings under the bank credit facility to partially fund the acquisition of the Crestline entities, the issuance of the Series F senior notes, the refinancing of the New York Marriott Marquis, the prepayment or refinancing of the various mortgages, and the paydowns and modifications to the bank credit facility. The adjustment also reflects the minority interest effect related to the 22% outside ownership of Host REIT. The adjustments exclude net extraordinary gains of $3 million for the First Three Quarters 2000 and $29 million for the fiscal year ended December 31, 1999 resulting from the early extinguishments of debt.

   The following table represents the adjustment to decrease (increase) interest expense, including amortization of deferred financing fees for the respective periods (in millions):

                                                        First Three
                                                         Quarters   Fiscal Year
                                                           2000        1999
                                                         ---------  -----------
Issuance of Series F senior notes.......................    $(17)      $(24)
Series D senior notes and subsequent exchange for Series
 E senior notes.........................................     --          (4)
Debt repaid, refinanced, or acquired with proceeds of
 Series D senior notes..................................     --           4
Bank credit facility, as amended .......................      (3)         7
New York Marriott Marquis refinancing ..................     --          (4)
$665 million mortgage refinancing for eight hotel
 properties.............................................     --          (6)
Prepayments on mortgages for two hotel properties ......     --           4
                                                            ----       ----
                                                            $(20)      $(23)
                                                            ====       ====

   H. Represents the adjustment to reduce interest income for the cash payment of approximately $31 million made from corporate cash balances during September 2000, to settle litigation with plaintiffs from four partnerships. The adjustment also reflects the minority interest effect related to the 22% outside ownership of Host REIT.

   I. Represents the adjustment to reduce the historical revenues and property level expenses for the 1999 sales of the Minneapolis/Bloomington Airport Marriott, the Saddle Brook Marriott, Marriott's Grand Hotel and Golf Resort, The Ritz-Carlton, Boston, and the El Paso Marriott, including the elimination of the non-recurring gains and taxes on the sales totaling $24 million and $5 million, respectively, in fiscal year 1999. The adjustment also reflects the minority interest effect related to the 22% outside ownership of Host REIT.

   J. Represents the adjustment to reduce interest income for approximately $150 million in cash payments made during 1999 and 2000 to repurchase common stock, OP units and Convertible Preferred Securities in connection with our stock buyback plan, and to reduce dividends on Convertible Preferred Securities by $5 million for fiscal year 1999 related to the 1.5 million shares of Convertible Preferred Securities repurchased during 1999 and 2000. The adjustment also reflects the minority interest effect related to the 22% outside ownership of Host REIT.

   K. Represents the adjustment to record full-year dividends on 8.16 million shares of cumulative redeemable preferred stock, which were issued during the second half of 1999. Holders of the shares are entitled to receive a cash dividend of $2.50 per share annually.

   L. The historical basic weighted average shares outstanding was 227.1 million and 220.7 million for fiscal year 1999 and the First Three Quarters 2000, respectively. On a pro forma basis, basic weighted average shares outstanding for fiscal year 1999 and the First Three Quarters 2000 would be 216.7 million and 219.7 million, respectively, to reflect repurchases in conjunction with the stock repurchase plan.